UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2008
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
At the Board of Director’s meeting on December 10, 2008, Stephen V. Figliuolo, age 51 and Executive Vice President, was appointed Controller and Principal Accounting Officer of Citizens Republic Bancorp, Inc. (the “Company”) on an interim basis while a search to fill the position on a permanent basis is conducted. Mr. Figliuolo joined the Company in February 2003 where he served as Vice President and Production Operations Manager until September 2004, served as Vice President of Loan Operations until May 2005, and was then appointed as the corporate risk officer. Mr. Figliuolo will continue to serve as the Company’s corporate risk officer. Prior to joining the Company and from August 2001 to February 2003 Mr. Figliuolo served as a principal of Processing Solutions Group, a provider of consulting and other services in the fields of banking and securities. From June 1998 to August 2001, Mr. Figliuolo was the Senior Vice President of Wholesale Operations at Summit Bank in New Jersey. Mr. Figliuolo received a Bachelor of Business Administration degree from Pace University in New York. He began his career in public accounting before joining Chase Manhattan Bank in 1982, where he remained until moving to Wachovia Bank in 1992, and served in various operations management assignments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.

By:	/s/ Thomas W. Gallagher Thomas W. Gallagher
Its:	General Counsel and Secretary
Date: December 12, 2008